CrowdStrike Announces $500 Million Increase to Share Repurchase Program

AUSTIN, Texas – Apr. 6, 2026 – CrowdStrike Holdings, Inc. (Nasdaq: CRWD) today announced that CrowdStrike’s Board of Directors has authorized the repurchase of up to an additional $500 million of CrowdStrike’s Class A common stock to its existing stock repurchase program, bringing the total authorization under the program to $1.5 billion.
Under its existing share repurchase program, CrowdStrike has repurchased 413,130 shares of its outstanding Class A common stock at an average price of $364.57 per share, for an aggregate purchase price of $150.6 million.
“We repurchased $150.6 million of shares following our record Q4 FY26, as we see a growing disconnect between our improving momentum fueled by AI tailwinds and our current valuation,” said Burt Podbere, CrowdStrike’s CFO. “We have increased our share repurchase authorization to $1.5 billion to opportunistically return value to shareholders as we progress toward our goal of reaching $20 billion in ending ARR by FY36.”
The share repurchase program does not have a fixed expiration date and does not obligate CrowdStrike to acquire any specific number of shares. Repurchases may be made from time to time using a variety of methods, including open market purchases, privately negotiated transactions, Rule 10b5-1 trading plans and other means. The timing, manner, price and amount of any repurchases will be determined by CrowdStrike in its discretion and will depend on a variety of factors, including legal requirements, price and economic and market conditions. CrowdStrike currently expects to use the share repurchase program opportunistically depending on the market price of the common stock and other factors, and there can be no assurance that any shares will be repurchased under the share repurchase program.
Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding CrowdStrike’s future growth and future financial and operating performance, the share repurchase program and the factors that will impact the amount and timing of purchases, if any, thereunder. A number of factors could cause outcomes to differ materially from our statements, including the risks and uncertainties included in our filings with the Securities and Exchange Commission, particularly under the caption “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recently filed Annual Report on Form 10-K. Accordingly, you should not place undue reliance on these forward-looking statements. All forward-looking statements are based on information currently available to us, and we do not assume any obligation to update any statement to reflect changes in circumstances or our expectations.
About CrowdStrike Holdings
CrowdStrike (NASDAQ: CRWD), a global cybersecurity leader, has redefined modern security with the world’s most advanced cloud-native platform for protecting critical areas of enterprise risk – endpoints and cloud workloads, identity and data.

Powered by the CrowdStrike Security Cloud and world-class AI, the CrowdStrike Falcon® platform leverages real-time indicators of attack, threat intelligence, evolving adversary tradecraft and enriched telemetry from across the enterprise to deliver hyper-accurate detections, automated protection and remediation, elite threat hunting and prioritized observability of vulnerabilities.
Purpose-built in the cloud with a single lightweight-agent architecture, the Falcon platform delivers rapid and scalable deployment, superior protection and performance, reduced complexity and immediate time-to-value.
CrowdStrike: We stop breaches.
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Investor Relations Contact
CrowdStrike Holdings, Inc.
Andrew Nowinski
investors@crowdstrike.com
669-721-0742